UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2017

ENVIRO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Idaho	000-30454	83-0266517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

821 N.W. 57th Place, Fort Lauderdale, Florida 33309

(Address of Principal Executive Office) (Zip Code)

(954) 958-9968

(Registrant’s telephone number, including area code)

ENVIRO VORAXIAL TECHNOLOGY, INC.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Enviro Voraxial Technology, Inc. has filed Articles of Amendment to its Articles of Incorporation changing the company’s name to “Enviro Technologies, Inc.” and increasing its authorized common stock to 250,000,000 shares. The name change and increase in authorized common stock is effective on November 10, 2017. The amendments were approved by unanimous consent of our board of directors and by our shareholders by a majority of the votes cast by our shareholders at a special meeting of shareholders held on May 31, 2017, as described more fully in our Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on May 3, 2017. The symbol for our common stock on the OTC(Pink) Tier of the OTC Markets will remain “EVTN”. The name change results in a change in the CUSIP number for our common stock to 29407T 104 effective November 14, 2017.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.2	Articles of Amendment to the Articles of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 10, 2017	ENVIRO TECHNOLOGIES, INC.

/s/ John DiBella
John DiBella, Chief Executive Officer